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                                                                 Exhibit 10.113

                                                            PPM LOAN NO. 99-0018


                                 PROMISSORY NOTE

 $90,000,000.00                                                    June 28, 1999


         1. PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Maker") hereby promises to pay to the order of JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, its successors or assigns ("Noteholder"), the principal sum of Ninety Million Dollars ($90,000,000.00), with interest on the unpaid principal balance thereof from the date hereof until maturity at the rate set forth herein both principal and interest being payable as hereinafter provided in lawful money of the United States of America at 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606 or at such other place as from time to time may be designated by Noteholder. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year.

         2. INTEREST. (a) Maker shall pay interest on the outstanding principal balance hereof from the date disbursed until paid in full at a rate per annum equal to the Interest Rate. Until the Conversion Date, the Interest Rate shall be a variable rate per annum. From and after the Conversion Date, the Interest Rate shall be a fixed rate per annum. The Initial Interest Rate shall be 7.36%.

         (b) Prior to the Conversion Date, the Interest Rate hereunder shall be adjusted on each Adjustment Date, with the adjusted rate to become effective on the first day of the month following the month in which the Adjustment Date occurs. Noteholder shall give notice to Maker of the new Interest Rate promptly following the Adjustment Date.

         (c) At any time prior to April 19, 2000, Maker may elect to convert the interest rate hereunder to a fixed rate by providing Noteholder with notice thereof (a "Rate Fix Notice"). If Noteholder receives a Rate Fix Notice after 7:00 a.m. central time on a Business Day, then the Treasury Rate shall be determined based on the rate prevailing at 4:00 p.m., central time, on the Business Day the Rate Fix Notice is received. If Noteholder receives a Rate Fix Notice prior to 7:00 a.m. central time on a Business Day, then the Treasury Rate shall be determined based on the rate prevailing at 4:00 p.m., central time, on the Business Day preceding the Business Day the Rate Fix Notice is received. If Noteholder does not receive a Rate Fix Notice by April 19, 2000, then the interest rate shall automatically convert to a fixed rate on May 1, 2000 and the Treasury Rate shall be determined at the close of business on April 19, 2000.

         (d) As used herein, the following terms shall have the meanings set forth below:

                "ADJUSTMENT DATE" shall mean the last Business Day of each September, December, March and June occurring during the term of the Loan and prior to the Conversion Date.

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                "CONVERSION DATE" shall mean the date on which the Interest Rate adjusts to a fixed rate pursuant to Section 2(c) below, which shall be the first day of the month following the date on which a Rate Fix Notice is received by Noteholder or, if no Rate Fix Notice is received, May 1, 2000.

                "INTEREST RATE" shall mean (a) prior to the Conversion Date, a rate per annum equal to the greater of (i) the Index Rate plus 2.10% (210 basis points) and (ii) six percent (6.0%) and (b) from and after the Conversion Date, a rate per annum equal to the greater of (i) the Treasury Rate plus 2.10% (210 basis points) and (ii) six percent (6%).

                "INDEX RATE" shall mean the three month interbank offered rate for dollar deposits in the London market ("LIBOR"), as shown in the "Money Rates" column in the "Money and Investing" section of the Wall Street Journal, as published on the business day prior to the Adjustment Date or, in the event that the Wall Street Journal shall cease to publish such rate daily, then as published by Bloomberg L.P. or a similar service designated by Noteholder. If the three month LIBOR shall cease to exist, then Noteholder and Maker shall in good faith mutually agree upon an alternate Index Rate.

                "TREASURY RATE" shall mean the average yield of the ten-year U.S. Government/Treasury Constant Maturities, as reported by Bloomberg, L.P. at the time specified in Section 2(c).

         3. PAYMENTS. A payment of interest only on the unpaid principal balance of this Note shall be due and payable in advance on the date hereof in an amount equal to interest accrued from and including the date hereof through June 30, 1999*. Maker agrees to pay Noteholder monthly installment payments of principal and interest on the 1st day of August, 1999* and on the same day of each succeeding month through and including the 1st day of July, 2009 (the "Maturity Date"), on which date all unpaid principal and interest, together with any other sums due under the terms of this Note, shall be due and payable. Such payments shall be determined based on the then-applicable Interest Rate and a principal amortization schedule of twenty (20) years.

         4. TREATMENT OF PAYMENTS. All payments of principal, interest, late charges (as described below), and prepayment premium (as described below), if any, due under this Note shall be paid to Noteholder by wire transfer or check of immediately available funds to such bank or place, and in such other manner, as Noteholder may from time to time designate. If such payment is received by 2:00 p.m., such payment will be credited to Maker's account as of the date on which received. If such payment is received after 2:00 p.m., such payment will be credited to Maker's account on the business day next following the date on which received. Each installment payment under this Note shall be applied first to the payment of any cost or expense for which Maker is liable hereunder or under the other Loan Documents, including any unpaid late charge, then to accrued interest and the remainder to the reduction of unpaid principal. Time is of the essence as to all payments hereunder.

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         5.     LATE CHARGES. If any monthly installment of principal and/or interest is not paid in full on or before the tenth day of the month in which such payment is due, then a charge for late payment ("Late Charge") in the amount of five percent (5%) of the amount of such installment shall be immediately assessed and shall be immediately due and payable by Maker. The parties hereby recognize that the Late Charge is a reasonable approximation of an actual loss difficult to estimate. Noteholder's failure to collect such Late Charge shall not constitute a waiver of Noteholder's right to require payment of such Late Charge for past or future defaults. The Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of a default under the Loan Documents.

         6. DEFAULT INTEREST. Upon the occurrence of (a) an Event of Default (as defined in the Loan Agreement) and acceleration of the Loan or (b) maturity of this Note, interest shall accrue hereunder at an annual rate (the "Default Rate") equal to the lesser of (i) eighteen percent (18%) and (ii) the maximum rate allowed by law. The Default Rate shall accrue on the entire outstanding balance hereof, including, without limitation, delinquent interest and any and all costs and expenses incurred by Noteholder in connection therewith.

         7. SECURITY. This Note is made pursuant to a Loan Agreement of even date herewith (the "Loan Agreement") and secured by, among other things, certain mortgages, deeds of trust and deeds to secure debt of even date herewith for the benefit of Noteholder evidencing liens on certain real properties described therein and in the Loan Agreement, and evidencing a security interest in certain personal property, fixtures and equipment described therein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         8. EVENT OF DEFAULT. Upon the failure to pay any installment of principal and/or interest due on this Note as above promised or upon the occurrence of an Event of Default, Noteholder shall have the option of declaring the indebtedness evidenced hereby to be immediately due and payable ("the Loan Acceleration"). After Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the Loan Documents.

         9. PREPAYMENT. This Note may not be prepaid before July 1, 2002. Thereafter, Maker may prepay this Note in whole or in part upon payment of a prepayment premium equal to the greater of (i) 1% of the prepaid amount and (ii) an amount calculated at the time of prepayment using a formula designed to compensate Noteholder for the loss of its performing Loan. The amount referred to in clause (ii) will be calculated by (a) determining the present value on the date of prepayment of all future principal and interest payments, including any balloon payments, assuming payment in accordance with the terms of this Note and
(b) subtracting therefrom the then-outstanding principal balance of this Note. The discount rate for purposes of determining such present value shall be the quotient obtained by dividing (A) the Treasury Rate plus 50 basis points by (B) twelve. As used herein, "Treasury Rate" shall mean the yield (as of the date three (3) business days prior to the date of prepayment) as reported by Bloomberg L.P. of U.S. Government Treasury Securities having a maturity date which is the same as the Maturity Date; provided, however, that if no Treasury Constant Maturities are published for the specific length of time to the Maturity Date, the index to be utilized shall be the weighted average of the Treasury Constant Maturities published for the two periods most nearly

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corresponding to the Maturity Date, and provided further that if such yields are no longer reported by Bloomberg L.P., the Treasury Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance as selected by Lender in its sole discretion which most closely approximates yields in percent per annum of selected U.S. Treasury securities of varying maturities. Maker may prepay the Loan at par during the ninety (90) day period preceding the Maturity Date. No prepayment premium will be charged on amounts attributable to insurance or condemnation proceeds applied to reduce the principal balance of this Note. Maker agrees that Noteholder shall not be obligated to actually reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving a prepayment premium hereunder. In addition to the foregoing right to prepay this Note in full, Maker may, commencing on July 1, 2002, prepay an amount up to 5% of the then-outstanding principal balance of this Note in any year without any prepayment premium or penalty.

         10. LIMITATION ON PERSONAL LIABILITY. The personal liability of Maker and its general partners hereunder is limited to the extend provided in
Section 9.18 of the Loan Agreement.

         11. NON-USURIOUS LOAN. It is the intent of Noteholder and Maker in this Note and the other Loan Documents now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Noteholder and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith including but not limited to the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note, the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Noteholder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note is accelerated for any reason or if the principal of this
Note is paid prior to the Maturity Date, and as a result thereof the interest received for the actual period of existence of this Note exceeds the applicable maximum lawful rate, Noteholder shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Noteholder collects monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Noteholder, be either immediately returned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes this Note and all interest and fees paid in connection with the loan represented by this Note, to be non-usurious. Maker agrees that if, at any time, Maker should believe that this Note or the loan represented by this Note is in fact usurious, Maker will give Noteholder notice of such condition and Maker agrees that Noteholder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to


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correct such condition if in fact such condition exists. The term "applicable law" as used in this Note shall mean the laws of the State of Illinois or the laws of the United States, whichever allows the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         12. NOTEHOLDER'S ATTORNEY FEES. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, or if the lien or priority of the lien represented by any Mortgage or the other Loan Documents is the subject of any court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Noteholder in addition to the principal and interest due and payable hereon reasonable attorney and collection fees including those incurred by Noteholder for any appeal.

         13. MAKER'S WAIVERS. Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

         14. PAYMENT OF TAXES AND FEES. Maker agrees to pay the cost of any revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Mortgages. Maker shall also pay any out-of-pocket expenses incurred by Noteholder in connection with the conversion of the Interest Rate hereunder.

         15. GOVERNING LAW. This Note and the rights, duties and liabilities of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed and construed for all purposes by the law of the State of Illinois.

         16. WAIVER OF TRIAL BY JURY. MAKER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF NOTEHOLDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


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         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.


                                   MAKER:

                                   GLIMCHER PROPERTIES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By:  Glimcher Properties Corporation, a
                                        Delaware corporation, its sole general
                                        partner


                                        By: /s/ William G. Cornely
                                            -----------------------------------
                                        Name: William G. Cornely
                                              ---------------------------------
                                        Title: Executive Vice President/CFO/COO
                                               --------------------------------


                                   (Taxpayer ID Number)
                                                       ------------------------


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STATE OF ILLINOIS     )
                      ) ss
COUNTY OF COOK        )


         On the 28th day of June, 1999 before me, a notary public in and for the State and County aforesaid, personally appeared William G. Cornely, who acknowledged himself/herself to be the Executive Vice President/COO & CFO of Glimcher Properties Corporation, a Delaware corporation, the general partner of Glimcher Properties Limited Partnership, a Delaware Limited Partnership, and that he/she as such officer, being authorized to so do, executed the foregoing instrument for the purposes therein contained on behalf of such corporation as general partner of such limited partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                        /s/ Linda J. Polka
                                        ----------------------------------
                                        Notary Public
                                        My Commission Expires: 7-2-2000
                                                               --------



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